Exhibit 99.1

News

FOR IMMEDIATE RELEASE

Contact

Sean Mahoney

Investor Relations

Curative Health Services/

   Critical Care Systems, Inc.

603-888-1500

smahoney@curativehealth.com

Court Approves Curative’s

Plan To Eliminate $185 Million In Bondholder Debt

Nashua, New Hampshire – May 23, 2006 – Curative Health Services, Inc. today announced that the United States Bankruptcy Court for the Southern District of New York has confirmed the Company’s prepackaged plan of reorganization that will eliminate the Company’s $185 million debt obligation under its 10.75% senior notes due 2011 (the “Notes”).

Exit financing commitments in the amount of a $30 million term loan and $40 million revolving credit facility have been received from a secured lender to provide the Company with strong liquidity following its emergence from Chapter 11.  The Company expects to emerge from Chapter 11 within a matter of weeks after completing the steps set forth in the plan of reorganization.

“We are pleased to be making a quick exit from the Chapter 11 proceedings,” said Paul F. McConnell, President and Chief Executive Officer of Curative. “Our operations have continued to run smoothly during this process, and our customers and suppliers have been very supportive of our efforts to eliminate the Company’s long-term debt.  We look forward to completing the process shortly, after which I believe the Company will be poised for even greater success and growth.”

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About Curative Health Services

Curative Health Services, Inc. is a leading provider of Specialty Infusion and Wound Care Management services.

The Specialty Infusion business, through its national footprint of Critical Care Systems branch pharmacies, provides a cost-effective alternative to hospitalization, delivering pharmaceutical products and comprehensive infusion services to pediatric and adult patients in the comfort of their own home or alternate setting.  Each JCAHO accredited branch pharmacy has a local multidisciplinary team of experienced professionals who clinically manage all aspects of a patient’s infusion and support needs.

The Wound Care Management business is a leading provider of wound care services specializing in chronic wound care management.  The Wound Care Management business manages, on behalf of hospital clients, a nationwide network of more than 100 Wound Care Center® programs that offer a comprehensive range of services for treatment of chronic wounds, including outpatient, inpatient, post-acute and hyperbaric oxygen therapy.

For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Factors that might cause such differences include, but are not limited to, the risk that the pre-packaged plan of reorganization is not ultimately approved by the creditors or the bankruptcy court, does not adequately address the Company’s financial situation or is otherwise not consummated in a timely manner, risks associated with operations of our acquired businesses, as well as risks in our current businesses such as the potential for termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in government regulations relating to the Company’s Specialty Infusion or Wound Care Management businesses, changes in the regulations governing third party reimbursements for the Company’s services, manufacturing shortages of products sold by Curative’s Specialty Infusion business, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company’s ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are referred to the Company’s Annual Report on Form 10-K for the year ending December 31, 2005, and Quarterly Report on Form 10-Q for quarter ending March 31, 2006 for further discussion of these and other risk factors that could affect future results.

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